Exhibit 99.1

FOR IMMEDIATE RELEASE

Femasys Secures FDA Approval to Advance Final FemBloc® Trial Phase and $12 Million Financing, with Potential to Reach $58 Million

-- Successful completion of first trial phase enables continued pivotal trial of FemBloc, the only non-surgical permanent birth control, toward U.S. FDA approval --

-- $12 million senior secured convertible notes for total potential proceeds of $58 million, if all warrants are exercised for cash, reflecting strong investor confidence in Femasys’ women’s health mission --

ATLANTA – November 03, 2025 – Femasys Inc. (NASDAQ: FEMY), a leading biomedical innovator making fertility and non-surgical permanent birth control more accessible and cost-effective to women worldwide, announced today U.S. Food and Drug Administration (FDA) Investigational Device Exemption (IDE) approval to continue enrollment in the final phase (Part B) of the FINALE pivotal trial for FemBloc. This milestone follows successful completion of Part A of the multi-stage trial design and represents a critical step towards potential U.S. Pre-Market Approval (PMA). Femasys also entered into a definitive agreement with certain institutional and accredited investors (the “Investors”), led by existing investor Jorey Chernett, in which it agreed to issue an aggregate of $12 million principal amount of senior secured convertible notes (the “Notes”) and accompanying warrants (“Warrants”) to purchase shares of common stock (the “Private Placement”) for a possible total of $58 million if all warrants are exercised for cash. The proceeds will be used to refinance existing debt and advance commercialization of Femasys’ fertility and permanent birth control portfolio, underscoring investors continued confidence in the Company’s mission to transform women’s health.

“This FDA IDE approval represents a critical milestone in advancing FemBloc toward U.S. approval, bringing women a long overdue, non-surgical option for permanent birth control, as women in Europe and other select countries are now beginning to benefit from this important innovation” said Kathy Lee-Sepsick, Chief Executive Officer and Founder of Femasys Inc. “This milestone gives us a clear pathway to potentially achieving U.S. FDA approval and the opportunity to finally make this transformative option available to women in the United States. Coupled with the continued support of our investors, this financing strengthens our capital position and provides stability to accelerate growth and create lasting value as we transform women’s health. Our investors recognize the significant opportunity to profoundly impact women’s reproductive care by potentially introducing FemBloc as a safe and effective alternative to surgical sterilization, the only permanent contraceptive option currently available in the U.S. We believe our breakthrough innovations in birth control and fertility have the potential to redefine care for millions of women worldwide and establish Femasys as a leader in women’s health innovation.”

“I am proud to continue supporting Femasys as it advances groundbreaking solutions in women’s health,” said Jorey Chernett, CEO and Founder of Clearpath and Managing Member of Pointillist Family Office. “The recent FDA IDE approval to advance FemBloc’s final pivotal trial phase reinforces the company’s tremendous progress toward bringing this long-overdue option to women in the U.S. Having witnessed firsthand the risks women have historically faced, I believe FemBloc and FemaSeed represent transformative innovations that redefine the standard of care. This financing reflects my confidence in Femasys’ leadership and strategy, and I believe the company’s platform offers sustainable competitive advantages and is uniquely positioned to deliver meaningful impact for women while creating long-term value for shareholders in a multi-billion-dollar market.”

FemBloc is a first-of-its-kind, non-surgical solution for permanent birth control, addressing a significant unmet need in women’s reproductive health. It uses a patented delivery system to place a proprietary blended polymer into both fallopian tubes, which safely degrades and forms natural scar tissue for permanent occlusion. Unlike surgical sterilization, FemBloc requires no anesthesia, no incisions, and no recovery time, avoiding the risks of infection and other surgical complications while providing women a safer, more convenient, and affordable option. With no comparable alternatives on the market, FemBloc represents a disruptive advancement with broad global potential. Learn more at www.FemBloc.com.

The Notes bear interest at a rate of 8.5% per annum and have a 10-year maturity. The Notes will be convertible into up to an aggregate of 16,378,563 shares of Femasys common stock at the conversion price equal to $0.73 per share of common stock, which represented a 15% premium to the closing price of Femasys’ common stock immediately prior to entering into the definitive agreement. Interest is payable annually in-kind by increasing the principal amount outstanding. As part of the Private Placement, Femasys also issued Warrants to purchase additional shares of Femasys common stock comprising of an A-1 Warrant exercisable into an aggregate of 16,378,563 shares at an exercise price equal to $0.81 per share, subject to adjustments, exercisable for ten years from the date of issuance; an B-1 Warrant, exercisable into an aggregate of 16,378,563 shares at an exercise price equal to $0.92 per share, subject to adjustments, exercisable for ten years from the date of issuance; and a C-1 Warrant, exercisable into an aggregate of 16,378,563 shares at an exercise price equal to $1.10 per share, subject to adjustments, exercisable for ten years from the date of issuance. If exercised for cash, these Warrants could result in proceeds of up to an additional $46 million bringing total potential proceeds to $58 million. There can be no assurance that these warrants will ever be exercised.

Femasys has agreed to file a registration statement registering for resale the shares of common stock issuable upon conversion of the Notes and upon exercise of the Warrants. Femasys has also agreed to seek approval of the issuance of the shares of common stock underlying the Notes and the Warrants, in accordance with the rules and regulations of Nasdaq. Additional information regarding the Private Placement and the terms of the Notes and Warrants will be set forth in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”). You may also obtain these documents for free when they are available by visiting the SEC’s website at www.sec.gov.

The offer and sale of the foregoing securities did not involve a public offering and were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Femasys
Femasys is a leading biomedical innovator focused on making fertility and non-surgical permanent birth control more accessible and cost-effective for women worldwide through its broad, patent-protected portfolio of novel, in-office therapeutic and diagnostic products. As a U.S. manufacturer with global regulatory approvals, Femasys is actively commercializing its lead product innovations in the U.S. and key international markets. Femasys’ fertility portfolio includes FemaSeed® Intratubal Insemination, a groundbreaking first-step infertility treatment and FemVue®, a companion diagnostic for fallopian tube assessment. Published clinical trial data demonstrates FemaSeed is over twice as effective as traditional IUI, with a comparable safety profile, and high patient and practitioner satisfaction.1

FemBloc® permanent birth control is the first and only non-surgical, in-office alternative to centuries-old surgical sterilization that received full regulatory approval in Europe in June of 2025, the UK in August 2025, and New Zealand in September 2025. Commercialization of this highly cost-effective, convenient and significantly safer approach will be completed through strategic partnerships in select European countries. Alongside FemBloc, the FemChec®, diagnostic product provides an ultrasound-based test to confirm procedural success. Published data from initial clinical trials demonstrated compelling effectiveness, five-year safety, and high patient and practitioner satisfaction.2 For U.S. FDA approval, enrollment in the FINALE pivotal trial (NCT05977751) is on-going.

Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

References
1Liu, J. H., Glassner, M., Gracia, C. R., Johnstone, E. B., Schnell, V. L., Thomas, M. A., L. Morrison, Lee-Sepsick, K. (2024). FemaSeed Directional Intratubal Artificial Insemination for Couples with Male-Factor or Unexplained Infertility Associated with Low Male Sperm Count. J Gynecol Reprod Med, 8(2), 01-12. doi: 10.33140/JGRM.08.02.08.

2Liu, J. H., Blumenthal, P. D., Castaño, P. M., Chudnoff, S. C., Gawron, L. M., Johnstone, E. B., Lee-Sepsick, K. (2025). FemBloc Non-Surgical Permanent Contraception for Occlusion of the Fallopian Tubes. J Gynecol Reprod Med, 9(1), 01-12. doi: 10.33140/JGRM.09.01.05.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: whether any Warrants will be exercised for cash; our ability to obtain regulatory approvals for our FemBloc product candidate; develop and advance our current FemBloc product candidate and successfully enroll and complete the clinical trial; the ability of our clinical trial to demonstrate safety and effectiveness of our product candidate and other positive results; estimates regarding the total addressable market for our products and product candidate; our ability to commercialize our products and product candidate, our ability to establish, maintain, grow or increase sales and revenues, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

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Contacts:
David Gutierrez, Dresner Corporate Services, (312) 780-7204, dgutierrez@dresnerco.com
Nathan Abler, Dresner Corporate Services, (714)742-4180, nabler@dresnerco.com